Exhibit 99.1

DemandTec Announces Fourth Quarter and

Fiscal Year 2011 Financial Results

SAN MATEO, Calif.  - March 31, 2011  - DemandTec, Inc. (NASDAQ: DMAN), the collaborative optimization network for retailers and consumer products companies, today announced financial results for the fourth quarter and fiscal year 2011 ended February 28, 2011.

“I am very pleased that during fiscal year 2011 we were able to achieve financial results that met or exceeded our expectation as our retail and consumer products company customers embraced our solutions to help them better understand their shoppers in order to help drive sales, profit, volume and customer loyalty,” said Dan Fishback, President and Chief Executive Officer at DemandTec. “During the year, we continued to invest in the business to provide the most comprehensive solutions so our customers can better understand, predict, and drive demand,” added Mr. Fishback.

Fourth Quarter Financial Highlights

Revenue:

•                  Revenue was $22.3 million in the fourth quarter of fiscal year 2011, compared to $19.6 million in the fourth quarter of fiscal year 2010 and $21.7 million in the third quarter of fiscal year 2011.

Gross Profit:

•                  GAAP gross profit was $14.7 million in the fourth quarter of fiscal year 2011, compared to gross profit of $13.2 million in fourth quarter of fiscal year 2010.

•                  Non-GAAP gross profit, which excludes $464,000 of stock-based compensation expense and $506,000 of amortization of purchased intangibles, was $15.7 million in the fourth quarter of fiscal year 2011, representing a non-GAAP gross margin of 70.4%, compared to $14.1 in the fourth quarter of fiscal year 2010, which represented a non-GAAP gross margin of 71.9%.

GAAP Operating and Net Loss:

•                  Loss from operations was $2.8 million in the fourth quarter of fiscal year 2011, compared to a loss from operations of $2.3 million in the fourth quarter of fiscal year 2010.

•                  Net loss attributable to common stockholders was $2.9 million, or ($0.09) per share, in the fourth quarter of fiscal year 2011, compared to net loss attributable to common stockholders of $2.6 million, or ($0.09) per share, in the fourth quarter of fiscal year 2010.

Non-GAAP Operating and Net Income:

•                  Non-GAAP income from operations, which excludes $2.7 million in stock-based compensation expense, $840,000 in amortization of purchased intangibles and $235,000 of acquisition-related costs, was $1.0 million in the fourth quarter of fiscal year 2011, compared to non-GAAP income from operations of $646,000 in the fourth quarter of fiscal year 2010.

•                  Non-GAAP net income attributable to common stockholders was $915,000, or $0.03 per diluted share, in the fourth quarter of fiscal year 2011, compared to non-GAAP net income attributable to common stockholders of $412,000, or $0.01 per diluted share, in the fourth quarter of fiscal year 2010.

Cash:

•                  The company generated $3.5 million in cash flow from operations and invested $1.5 million in capital expenditures, resulting in free cash flow of $2.0 million in the fourth quarter of fiscal 2011.

Fiscal Year 2011 Financial Highlights

Revenue:

•                  Revenue was $82.4 million for fiscal year 2011, an increase of 4.3% from $79.1 million in fiscal year 2010.

Gross Profit:

•                  GAAP gross profit was $53.2 million for fiscal year 2011, compared to $53.3 million in fiscal year 2010.

•                  Non-GAAP gross profit, which excludes $1.8 million of stock-based compensation expense and $1.9 million of amortization of purchased intangible assets, was $56.9 million for fiscal year 2011, and represented a non-GAAP gross margin of 69.0%, compared to $56.9 million in fiscal year 2010, which represented a non-GAAP gross margin of 72.0%.

GAAP Operating and Net Loss:

•                  Loss from operations was $13.6 million for fiscal year 2011, compared to a loss from operations of $12.3 million for fiscal year 2010.

•                  Net loss attributable to common stockholders was $13.7 million, or ($0.45) per diluted share, for fiscal year 2011, compared to net loss attributable to common stockholders of $11.8 million, or ($0.41) per diluted share, for fiscal year 2010.

Non-GAAP Operating and Net Income/Loss:

•                  Non-GAAP income from operations was $72,000 for fiscal year 2011, which excludes $10.4 million in stock-based compensation expense, $3.0 million in amortization of purchased intangibles and $235,000 of acquisition-related costs, compared to non-GAAP income from operations of $2.1 million for fiscal year 2010.

•                  Non-GAAP net loss attributable to common stockholders was $25,000, or $0.00 per diluted share, for fiscal year 2011, compared to non-GAAP net income attributable to common stockholders of $2.6 million, or $0.08 per diluted share, for fiscal year 2010.

Cash:

•                  For fiscal year 2011, the company generated $9.2 million cash in operations and invested $5.1 million in capital expenditures, resulting in free cash flow of $4.1 million for the fiscal year.

•                  Cash, cash equivalents and marketable securities at the end of fiscal year 2011 totaled $73.0 million, an increase of approximately $1.9 million from the end of the third quarter of fiscal year 2011.

Conference Call Information

DemandTec will host a conference call today, March 31, 2011, at 2:00 p.m. PT (5:00 p.m. ET) to discuss the company’s financial results and financial guidance. Those interested in participating in the call should dial 800-762-8779.  A replay of the conference call will be available by calling 303-590-3030 using passcode 4419719 starting at approximately 8:00 p.m. Eastern Time on Thursday, March 31, 2011 and ending on Thursday, April 7, 2011.  In addition, an archived podcast and webcast will be available on the Investor Relations page of the company’s website at http://investor.demandtec.com.

About DemandTec

DemandTec (NASDAQ:DMAN) connects more than 350 retailers and consumer products companies, providing common tools to transact, interact, and collaborate on core merchandising and marketing activities.  DemandTec’s services enable customers to achieve their sales volume, revenue, shopper loyalty, and profitability objectives.  DemandTec customers have collaborated on nearly four million trade deals.  DemandTec software and analytical services utilize a science-based platform to model and understand consumer behavior.  DemandTec customers include leading retailers and consumer products companies such as Ahold USA, Best Buy, ConAgra Foods, Delhaize America, General Mills, H-E-B Grocery Co., The Home Depot, Hormel Foods, Monoprix, PETCO, Safeway, Sara Lee, Target, Walmart, and WH Smith.

Forward-Looking Statements

This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the market’s interest in DemandTec’s services.  We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements.  These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, customer timely payment of invoices, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, adverse economic conditions, the success of our acquisitions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (“SEC”). More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s Annual Report on Form 10-K, as well as subsequent reports filed with the SEC.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.  Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement.  DemandTec reserves the right to modify future product plans at any time.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures”, as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our fourth quarter and full fiscal year 2011 results, including an estimate of revenue, non-GAAP operating income and net earnings per share for the first quarter and full year fiscal 2012 that excludes stock-based compensation expenses, amortization of purchased intangible assets, acquisition-related costs and restructuring costs.  We cannot readily estimate our expected stock-based compensation expenses for these future periods, as they depend upon such factors as our future stock price for purposes of computation.

A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.

Investor Contact:
Tim Shanahan, DemandTec, Inc.

(650) 645-7103

tim.shanahan@demandtec.com

Media Contact

Karen Cohen, DemandTec, Inc.

(650) 645-7126

Karen.cohen@demandtec.com

DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc.  All other trademarks are the property of their respective owners.

Source: DemandTec, Inc. (DMAN)

	DemandTec, Inc. Condensed Consolidated Balance Sheets (in thousands)
	February 28,	February 28,
	2011	2010
	(Unaudited)
Current assets:
Cash and cash equivalents	$26,583	$21,335
Marketable securities	40,834	36,068
Accounts receivable, net of allowances	9,357	13,984
Other current assets	3,548	3,127
Total current assets	80,322	74,514

Marketable securities, non-current	5,563	9,881
Property, equipment and leasehold improvements, net	6,556	4,777
Intangible assets	2,714	4,328
Goodwill	18,828	16,599
Other assets	1,112	563
Total assets	$115,095	$110,662

Current liabilities:
Accounts payable and accrued expenses	$13,084	$12,875
Deferred revenue	41,121	38,462
Merger consideration payable	—	1,000
Total current liabilities	54,205	52,337

Deferred revenue, non-current	304	459
Other long-term liabilities	1,783	928

Stockholders’ equity:
Common stock	161,537	145,629
Accumulated other comprehensive income	147	527
Accumulated deficit	(102,881)	(89,218)
Total stockholders’ equity	58,803	56,938
Total liabilities and stockholders’ equity	$115,095	$110,662

	DemandTec, Inc. Condensed Consolidated Statements of Operations (in thousands, except per share data)
	Year Ended February 28,		Three Months Ended February 28,
	2011	2010	2011	2010
	(unaudited)		(unaudited)	(unaudited)

Revenue	$82,418	$79,052	$22,315	$19,623
Cost of revenue	29,232	25,760	7,568	6,395
Gross profit	53,186	53,292	14,747	13,228

Operating expenses:
Research and development	32,299	32,279	8,742	8,089
Sales and marketing	23,613	20,828	5,997	4,916
General and administrative	9,706	9,657	2,433	2,270
Restructuring charges	—	775	—	—
Amortization of purchased intangible assets	1,134	2,044	334	292
Total operating expenses	66,752	65,583	17,506	15,567

Loss from operations	(13,566)	(12,291)	(2,759)	(2,339)
Other income, net	168	306	58	(242)
Loss before provision (benefit) for income taxes	(13,398)	(11,985)	(2,701)	(2,581)
Provision (benefit) for income taxes	265	(148)	160	(8)

Net loss	$(13,663)	$(11,837)	$(2,861)	$(2,573)

Net loss per share - basic and diluted	$(0.45)	$(0.41)	$(0.09)	$(0.09)

Weighted average shares used in per share calculation, basic and diluted	30,529	28,720	31,399	29,288

	DemandTec, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Year Ended February 28,		Three Months Ended February 28,
	2011	2010	2011	2010
	(unaudited)		(unaudited)	(unaudited)
Operating activities:
Net loss	$(13,663)	$(11,837)	$(2,861)	$(2,573)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,353	3,009	919	724
Stock-based compensation expense	10,366	9,719	2,701	2,228
Amortization of purchased intangible assets	3,037	3,906	840	757
Provision for doubtful accounts	485	25	—	—
Other	(365)	(45)	(412)	24
Changes in operating assets and liabilities:
Accounts receivable	4,115	(3,027)	8,120	236
Prepaid expenses and other current assets	(660)	716	(154)	337
Other assets	(550)	8	(240)	89
Accounts payable and accrued liabilities	622	1,209	1,261	(899)
Accrued compensation	40	(596)	2,044	1,087
Deferred revenue	2,456	(9,866)	(8,660)	360
Net cash provided by (used in) operating activities	9,236	(6,779)	3,558	2,370

Investing activities:
Purchases of property, equipment, and leasehold improvements	(5,127)	(2,513)	(1,522)	(1,280)
Purchases of marketable securities	(64,577)	(61,107)	(12,280)	(8,111)
Maturities of marketable securities	64,129	69,470	20,606	13,850
Acquisition of AIS	(2,675)	—	(2,675)	—
Acquisition of Connect3	(900)	(12,544)	—	—
Acquisition of TradePoint	(432)	—	(6)	—
Net cash provided by (used in) investing activities	(9,582)	(6,694)	4,123	4,459

Financing activities:
Proceeds from issuance of common stock	6,479	2,553	2,473	172
Payment of employee withholding tax in lieu of issuing common stock	(937)	—	—	—
Payments on notes payable	—	(1,286)	—	—
Net cash provided by financing activities	5,542	1,267	2,473	172
Effect of exchange rate changes on cash and cash equivalents	52	(31)	50	(78)
Net increase (decrease) in cash and cash equivalents	5,248	(12,237)	10,204	6,923
Cash and cash equivalents at beginning of period	21,335	33,572	16,379	14,412
Cash and cash equivalents at end of period	$26,583	$21,335	$26,583	$21,335

	DemandTec, Inc. Reconciliation of GAAP to Non-GAAP Financial Measures (in thousands, except per share data) (unaudited)
	Year Ended February 28,		Three Months Ended February 28,
	2011	2010	2011	2010

GAAP cost of revenue	$29,232	$25,760	$7,568	$6,395
Deduct:
Stock-based compensation	(1,776)	(1,732)	(464)	(414)
Amortization of purchased intangible assets	(1,903)	(1,862)	(506)	(465)
Non-GAAP cost of revenue	$25,553	$22,166	$6,598	$5,516

GAAP gross profit	$53,186	$53,292	$14,747	$13,228
Add back:
Stock-based compensation	1,776	1,732	464	414
Amortization of purchased intangible assets	1,903	1,862	506	465
Non-GAAP gross profit	$56,865	$56,886	$15,717	$14,107

GAAP gross margin	64.5%	67.4%	66.1%	67.4%
Add back:
Stock-based compensation	2.2%	2.2%	2.1%	2.1%
Amortization of purchased intangible assets	2.3%	2.4%	2.2%	2.4%
Non-GAAP gross margin	69.0%	72.0%	70.4%	71.9%

GAAP research and development expense	$32,299	$32,279	$8,742	$8,089
Deduct stock-based compensation	(3,422)	(3,309)	(979)	(721)
Non-GAAP research and development expense	$28,877	$28,970	$7,763	$7,368

GAAP sales and marketing expense	$23,613	$20,828	$5,997	$4,916
Deduct stock-based compensation	(2,744)	(2,411)	(712)	(543)
Non-GAAP sales and marketing expense	$20,869	$18,417	$5,285	$4,373

GAAP general and administrative expense	$9,706	$9,657	$2,433	$2,270
Deduct stock-based compensation	(2,424)	(2,267)	(546)	(550)
Deduct acquisition costs	(235)	—	(235)	—
Non-GAAP general and administrative expense	$7,047	$7,390	$1,652	$1,720

GAAP total operating expense	$66,752	$65,583	$17,506	$15,567
Deduct:
Stock-based compensation	(8,590)	(7,987)	(2,237)	(1,814)
Amortization of purchased intangible assets	(1,134)	(2,044)	(334)	(292)
Restructuring charges	—	(775)	—	—
Acquisition costs	(235)	—	(235)	—
Non-GAAP total operating expense	$56,793	$54,777	$14,700	$13,461

GAAP loss from operations	$(13,566)	$(12,291)	$(2,759)	$(2,339)
Add back:
Stock-based compensation	10,366	9,719	2,701	2,228
Amortization of purchased intangible assets	3,037	3,906	840	757
Restructuring charges	—	775	—	—
Acquisition costs	235	—	235	—
Non-GAAP income from operations	$72	$2,109	$1,017	$646

GAAP net loss	$(13,663)	$(11,837)	$(2,861)	$(2,573)
Add back:
Stock-based compensation	10,366	9,719	2,701	2,228
Amortization of purchased intangible assets	3,037	3,906	840	757
Restructuring charges	—	775	—	—
Acquisition costs	235	—	235	—
Non-GAAP net income (loss)	$(25)	$2,563	$915	$412

GAAP net loss per share	$(0.45)	$(0.41)	$(0.09)	$(0.09)
Non-GAAP net income per share	$0.00	$0.08	$0.03	$0.01

GAAP weighted average shares outstanding	30,529	28,720	31,399	29,288
Add back dilutive effect of common stock equivalents on non-GAAP net income	—	3,824	4,549	3,355
Non-GAAP weighted average shares outstanding	30,529	32,544	35,948	32,643

GAAP cash flow from operations	$9,236	$(6,779)	$3,558	$2,370
Deduct purchases of property, equipment and leasehold improvements	(5,127)	(2,513)	(1,522)	(1,280)
Non-GAAP free cash flow	$4,109	$(9,292)	$2,036	$1,090

Use of Non-GAAP Financial Measures

The accompanying press release dated March 31, 2011 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income from operations, net income, net income per share amounts, weighted average shares outstanding and free cash flow.

Our non-GAAP financial measures exclude costs and expenses for (i) amortization of purchased intangibles, (ii) stock-based compensation, (iii) restructuring charges, and (iv) acquisition-related costs.

Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our company and technology acquisitions over the estimated useful lives of the assets.  We exclude the amortization of purchased intangible assets from our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

Restructuring Charges. We have excluded restructuring charges associated with a reduction in our workforce as a result of synergies gained through our acquisition of Connect3 Systems, Inc., and with the consolidation and relocation of our corporate headquarters, from our non-GAAP financial measures for the twelve months ended February 28, 2010. We have excluded expenses associated with these actions because they are non-recurring and because we believe investors may wish to exclude the effects of these actions in evaluating our financial performance for the quarter.

Acquisition-Related Costs. We have excluded acquisition-related costs associated with our acquisitions of M-Factor, Inc., and of certain assets of Applied Intelligence Solutions, LLC, from our non-GAAP financial measures for the three months and twelve months ended February 28, 2011. We have excluded expenses associated with these acquisitions because they are non-recurring and because we believe investors may wish to exclude the effects of these acquisitions in evaluating our financial performance for the quarter.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.